Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-148308 pertaining to the ImaRx Therapeutics, Inc 2007 Performance Incentive Plan and 2000 Stock Plan and in the related Prospectus, of our reports dated March 25, 2008 with respect to the financial statements of ImaRx Therapeutics, Inc included in the Annual Report (Form 10-K) for the year ended December 31, 2008.
/S/ ERNST & YOUNG LLP
Phoenix, Arizona
March 3, 2009